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                                                                   EXHIBIT 10.17

                           NONQUALIFIED STOCK OPTION

NONQUALIFIED STOCK OPTION AGREEMENT dated as of November 11, 2002, between MIDAS, INC., a Delaware corporation (the "Corporation"), and ROBERT R. SCHOEBERL, a Director of the Corporation (the "Holder").

WHEREAS, the Corporation desires, by affording the Holder an opportunity to purchase shares of the Corporation's Common Stock as hereinafter provided, to carry out the purposes of the Corporation's Stock Incentive Plan (the "Plan"), as adopted by the Board of Directors of the Corporation on November 21, 1997; and

WHEREAS, the Compensation Committee of the Board of Directors of the Corporation (the "Committee") has duly made all determinations necessary or appropriate to the grant hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1. The Corporation hereby irrevocably grants to the Holder, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the "Option"), to purchase THIRTY-FIVE THOUSAND (35,000) shares of Common Stock of the Corporation on the terms and conditions herein set forth.

2. For each of said shares purchased, the Holder shall pay to the Corporation $7.31 per share (the "Option Price").

3. Subject to the provisions of paragraphs 7 and 8 hereof, this Option shall be for a term of ten years from the date of this Agreement and shall become exercisable as to one-third of the shares covered by this Option on the first anniversary hereof, as to two-thirds of the shares covered by this Option on the second anniversary hereof (reduced by such number of shares as may have theretofore been purchased hereunder), and as to all shares covered by this Option and not theretofore purchased on the third anniversary hereof. The Corporation shall not be required to issue any fractional shares upon exercise of this Option, and any fractional interests resulting from the calculation of the number of shares in respect of which this Option may be exercised prior to the third anniversary hereof shall be rounded down to the nearest whole share. Except as provided in paragraphs 7 and 8 hereof, this Option may not be exercised unless the Holder shall, at the time of exercise, be a Director of the Corporation, as defined in the Plan.

4. This Option may be exercised only by one or more notices in writing of the Holder's intent to exercise this Option, accompanied by payment by check to the Corporation in an amount equal to the aggregate Option Price of the total number of whole shares then being purchased. Unless otherwise specified by the Corporation, each such notice and check shall be delivered to the Treasurer of the Corporation, at the principal office of the Corporation or, at the risk of the Holder, mailed to the Treasurer at said office.

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5. Following the exercise of this Option, the Corporation will advise the Holder of the applicable Federal and state income taxes required to be withheld by reason of such exercise. Thereupon, the Holder shall forthwith deliver to the Corporation a check payable to the Corporation representing said taxes.

6. This Option is not transferable by the Holder otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Holder, only by the Holder.

7. In the event the Holder is no longer a Director of the Corporation, other than by reason of death, the Holder may exercise this Option at any time within three months (or one year, if the Holder is permanently and totally disabled within the meaning of Section 22(e)(3) of the Federal Internal Revenue Code) after the date he last serves as a Director, but only if and to the extent this Option was exercisable on that date, and in no event after the date on which this Option would otherwise terminate.

8. In the event of the death of the Holder, then this Option may be exercised by the legatees under the last will of the Holder, or by the personal representatives or distributees of the Holder, at any time within a period of nine months after the Holder's death, but only if and to the extent this Option was exercisable at the date of death (unless death occurs while the Holder is a Director of the Corporation, in which case all shares subject to this Option shall be fully exercisable), and in no event after the date on which this Option would otherwise terminate.

9. If, prior to the termination of this Option, the number of outstanding shares of Common Stock of the Corporation shall be increased or decreased by reason of a stock split, stock dividend, reverse stock split or combination thereof, then the number of shares at the time subject to this Option, the number of shares reserved for issuance pursuant to exercise hereof, and the Option Price per share shall be proportionately adjusted without any change in the aggregate Option Price therefor.

10. If, prior to the termination of this Option, the outstanding shares of Common Stock of the Corporation shall be affected by any change other than those specifically mentioned in the preceding paragraph (e.g., by reason of a spin-off, split-up, recapitalization, merger, consolidation, combination or exchange of shares), then the aggregate number and class of shares thereafter subject to this Option and the Option Price thereof, and the number and class of shares reserved for issuance pursuant to exercise hereof, may be appropriately adjusted in such manner as the Committee shall in its sole discretion determine to be equitable and consistent with the purposes of the Plan. Such determination shall be conclusive for all purposes of this Option.

11. This Option and each and every obligation of the Corporation hereunder are subject to the requirement that if at any time the Corporation shall determine, upon advise of counsel, that the listing, registration, or qualification of the shares covered hereby upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of this Option or the purchase of shares hereunder, this Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Corporation.

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12. In the event of a "change in control" or a "Pooling Transaction," as those terms are defined in the Plan, the Holder shall have all of the rights specified in Paragraph 10(B) and, if applicable, Paragraph 10(D) of the Plan.

13. Nothing herein contained shall confer on the Holder any of the rights of a shareholder with respect to any of the shares subject to this Option until such shares shall be issued upon the exercise of this Option; affect the Holder's right to participate in and receive benefits under and in accordance with the provisions of any pension, profit-sharing, insurance, or other employee benefit plan or program of the Corporation in which Holder may be otherwise entitled to participate; or limit or otherwise affect the right of the Board of Directors of the Corporation (subject to any required approval by the shareholders) at any time or from time to time to alter, amend, suspend or discontinue the Plan and the rules for its administration; provided, however, that no termination or amendment of the Plan may, without the consent of the Holder, adversely affect the Holder's rights under this Option.

IN WITNESS WHEREOF, this Nonqualified Stock Option Agreement has been duly executed by the Corporation and the Holder as of the day and year first above written.

     MIDAS, INC.                                   Holder:


By:
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     Acting Chief Executive Officer                ROBERT R. SCHOEBERL

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